Exhibit 16.1
December 4, 2007
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	Motorcar Parts of America, Inc. File No. 0-23538
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of Motorcar Parts of America, Inc. dated November 30, 2007, and agree with the statements concerning our Firm contained therein.
Very truly yours,
/s/ Grant Thornton LLP